UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2021

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

IN	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)
4925 Indiana Avenue
Lisle IL		60532
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:(630) 577-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l 4d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	CTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 13, 2021. At the Annual Meeting, all director nominees were elected and all other proposals were approved. The proposals below are described in more detail in the Company’s definitive proxy statement filed on April 1, 2021 (the “Proxy Statement”) for the Annual Meeting. The final results were as follows:

PROPOSAL 1 – Election of seven directors until the next annual meeting of shareholders:

DIRECTOR NOMINEE	NUMBER OF VOTES FOR	NUMBER OF VOTES WITHHELD	NUMBER OF BROKER NON-VOTES
Donna Costello	28,918,378	104,736	795,106
Gordon Hunter	28,718,991	304,123	795,106
William S. Johnson	28,920,472	102,642	795,106
Ye Jane Li	28,844,304	178,810	795,106
Kieran O’Sullivan	28,246,710	776,404	795,106
Robert A. Profusek	28,349,577	673,537	795,106
Alfonso G. Zulueta	28,857,732	165,382	795,106

PROPOSAL 2 – Approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the Proxy Statement:

NUMBER OF VOTES FOR	NUMBER OF VOTES AGAINST	NUMBER OF ABSTENTIONS	NUMBER OF BROKER NON-VOTES
28,252,021	727,876	43,217	795,106

PROPOSAL 3 – Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021:

NUMBER OF VOTES FOR	NUMBER OF VOTES AGAINST	NUMBER OF ABSTENTIONS
29,698,327	117,467	2,426

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on  its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021		CTS CORPORATION

	By:	/s/ Scott D’Angelo
Scott D’Angelo
Vice President, General Counsel and Secretary